T. ROWE PRICE EUROPEAN STOCK FUND

ANNUAL MEETING
RESULTS

The T. Rowe Price European Stock Fund held an annual meeting on October 25, 2000, to approve a new investment management agreement, elect directors to the fund, and ratify the Board of Directors' selection of PricewaterhouseCoopers
LLP as the fund's independent accountants.

The results of voting were as follows (by number of shares):

For approval of a new investment management agreement:
Donald W. Dick, Jr.

Affirmative:
36,475,314.555

Withhold:
899,279.131
Affirmative:
35,948,003.087

Against:
517,773.645
Total:
37,374,593.686
Abstain:
908,816.954



Paul M. Wythes
Total:
37,374,593.686
Affirmative:
36,574,031.247


Withhold:
800,562.439
For nominees to the Board of Directors of the European Stock Fund:

Total:
37,374,593.686

M. David Testa

Affirmative:
36,448,875.246
To ratify the appointment of
PricewaterhouseCoopers LLP as
independent accountants:
Withhold:
925,718.440

Total:
37,374,593.686

Affirmative:
36,418,830.315
Martin G. Wade
Against:
356,369.427
Affirmative:
36,575,854.630
Abstain:
599,393.944
Withhold:
798,739.056
Total:
37,374,593.686
Total:
37,374,593.686

Anthony W. Deering

Affirmative:
36,494,327.056

Withhold:
880,266.630

Total:
37,374,593.686

[Ed. Note: This page should come after the auditor's letter before any filler pages.]